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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                                  June 21, 2002
                        (Date of earliest event reported)



                                   ONEOK, Inc.
             (Exact name of registrant as specified in its charter)



           Oklahoma                   001-13643                  73-1520922
(State or other jurisdiction         (Commission               (IRS Employer
       of incorporation)             File Number)            Identification No.)


                        100 West Fifth Street; Tulsa, OK
                    (Address of principal executive offices)


                                      74103
                                   (Zip code)


                                 (918) 588-7000
              (Registrant's telephone number, including area code)


                                 Not Applicable
          (Former name or former address, if changed since last report)

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Item 5.           Other Events and Regulation FD Disclosure
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                  On June 21, 2002, ONEOK, Inc. (the "Company") entered into a
                  90-day extension of its $850 million revolving credit facility with a syndicate of 12 banks, led by Bank of America, N.A. The amended credit facility becomes effective June 27, 2002. The credit facility, which was originally scheduled to expire on June 27, 2002, has been extended to the earlier of (1) September 30, 2002, (2) if the Company elects to do so, the date on which the Company purchases any shares of the Company's common or preferred stock owned by Westar Energy Inc., formerly Western Resources, and its subsidiary, Westar Industries, Inc., (collectively, "Western"), or (3) the date the Company enters into a new loan or credit agreement providing for extensions of credit to the Company.

                  The credit facility, as extended, continues to provide that loan proceeds may be used by the Company to provide liquidity for commercial paper, working capital, capital expenditures, acquisitions, mergers and other general corporate purposes. The credit facility, as extended, provides that no portion of loan proceeds will be used to repurchase shares of capital stock of the Company. If the Company elects to purchase the shares of the Company's common or preferred stock from Western and regulatory approval is required for such purchase, the credit facility may be extended to November 29, 2002 with approval of the lenders.

                  As previously reported, on May 30, 2002 Western delivered a sale notice (the "Sale Notice") to the Company giving notice of Western's intent to sell 4,714,434 shares of the Company's common stock (the "Common Stock") and 19,946,448 shares of the Company's Series A Convertible Preferred Stock (the "Preferred Stock") representing all of the Common Stock and Preferred Stock of the Company beneficially owned by Western.

                  Pursuant to the terms of the Shareholder Agreement between the Company and Western dated November 26, 1997, (the "Shareholder Agreement"), the delivery of the Sale Notice to the Company gives the Company or its designee the option to purchase, for a period of 90 days after the date of the Sale Notice, all, but not less than all, of the Common Stock and Preferred Stock at a price equal to 98.5% of the average of the closing prices of the Company's Common Stock during the 20 trading days prior to the date of the Sale Notice. This sale period can be extended 30 days after any necessary regulatory approvals, but cannot exceed 180 days after the date of the Sale Notice.

                  The Company believes that the extension of its credit facility provides the Company with the flexibility to consider its options regarding Western's proposed sale of its equity stake in the Company. The Company is carefully reviewing its options under the Shareholder Agreement and will take such action as the Company believes is in the best interest of ONEOK shareholders.

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Item 7.       Financial Statements, Pro Forma Financial Information and Exhibits
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(a)           Financial Statements of Businesses Acquired
                       Not applicable.

(b)           ProForma Financial Information
                       Not applicable.

(c)           Exhibits
                       10.1 First Amendment and Extension of 364-Day Revolving Credit Agreement effective as of June 27, 2002 among ONEOK, Inc., Bank of America, N.A., as Administrative Agent and as a Lender, Letter of Credit Issuing Lender, and Swing Line Lender, Bank One, NA, First Union National Bank, ABN AMRO Bank, N.V., Fleet National Bank, The Royal Bank of Scotland PLC, Suntrust Bank, Westdeutsche Landesbank Girozentrale, New York Branch, Bank of Oklahoma, N.A., Citibank, N.A., UBS AG, Stamford Branch, UMB Bank, n.a., Union Bank of California, N.A., and ARVEST Bank (formerly known as WESTAR Bank).

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                      ONEOK, Inc.


Date:  June 24, 2002              By: /s/ Jim Kneale
                                      ------------------------------------------
                                      Jim Kneale
                                      Senior Vice President, Treasurer
                                      and Chief Financial Officer
                                      (Principal Financial Officer)

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